Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-195880) on Form S-3 and Registration Statements (No. 333-148951, 333-183069, 333-208003 and 333-214906) on Form S-8 of Approach Resources Inc. of our reports dated March 10, 2017, relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Approach Resources Inc. for the year ended December 31, 2016.

/s/ Hein & Associates LLP

Dallas, Texas

March 10, 2017